Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-253421), on Form S-4 (No. 333-260413) and on Form S-8 (File Nos. 333-80839, 333-42068, 333-106430, 333-120802, 333-235973 and 333-261673) of The Goldman Sachs Group, Inc. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Part II, Item 8 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 24, 2022